Exhibit 99.1

Christine Russell

Virage Logic Corporation

510-360-8025

christine.russell@viragelogic.com

VIRAGE LOGIC ANNOUNCES STOCK REPURCHASE PROGRAM

FREMONT, Calif. – May 6, 2008 — Virage Logic Corporation (NASDAQ:VIRL) (“Virage” or the “Company”) announced today that its board of directors has authorized a stock repurchase program under which the Company has the option to repurchase up to $20,000,000 in market value of the Company’s common stock through May 2009. The Company intends to use available cash to effect any stock repurchases. At March 31, 2008, the Company’s balance sheet reflected cash and investments totaling $76.4 million.

The Company’s stock trades on the Nasdaq Global Market. It plans to make purchases from time to time in the open market or through privately negotiated transactions. The number, price and timing of the repurchases, which may include, without limitation round lot or block transactions, will be at the Company’s sole discretion and may be re-evaluated depending on market conditions, liquidity needs or other factors. The Company’s board of directors may suspend, terminate, modify or cancel the program at any time without notice.

About Virage Logic

Founded in 1996, Virage Logic Corporation rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. The company’s Silicon Aware IP™ offering (embedded memories, logic libraries and I/Os) includes silicon behavior knowledge for increased predictability and manufacturability. Through its recent acquisition of Ingot Systems, the company has expanded its product offering to include Application Specific IP (ASIP) solutions such as Double Data Rate (DDR) Memory Controllers and design services. The highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device

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manufacturers (IDMs) and fabless customers. The company uses its FirstPass-Silicon Characterization Lab™ for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. For more information, visit www.viragelogic.com.

Forward Looking Statements

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to company trends, business outlook and technology leadership. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include uncertainties pertaining to the price at which the Company may repurchase its common stock under the repurchase program; the market for the Company’s common stock; Virage Logic’s ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic’s ability to execute on its strategy; Virage Logic’s ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic’s technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company’s ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company’s ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2007, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

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